Exhibit 99.1

Safe Technologies International, Inc. Announces the Appointment of Loren Rakowsky as National Sales Manager

BOCA RATON, Fla., June 10, 2010 (GLOBE NEWSWIRE) -- Strategic Data Support (SDS), a division of Safe Technologies International, Inc. (STII) (OTCBB:SFAZ) a technology solutions company that specializes in providing managed IT services including mission-critical data hosting, disaster recovery and Total Office solutions that are provided on an outsourced, rapidly-deployed, fixed-cost basis, announced the appointment of Loren Rakowsky as its National Sales Manager. Effective June 21, 2010, Loren will be responsible for developing SDS's US sales channels while working closely with SDS's distribution partners to increase market penetration for its managed technology solutions for small and medium sized businesses (SMB's). In this new role Loren will manage both direct and indirect channels.

With a decade of sales management and marketing experience, Loren brings a proven track record in successfully developing new markets and channels. Prior to joining SDS, Loren has been a recognized performer with companies including Clearwire Corporation and United Rental, Inc.

"I am excited about being a part of the SDS team. Cloud computing, SaaS (Software as a Service) and Virtual Support are among the fastest-growing business service segments in the technology world and represent a multi-billion dollar market. I am anxious to bring my skills and experience to the table," Loren Rakowsky stated.  "Loren has a tremendous background in technology launches and will be very valuable in her new role with SDS," commented Christopher Kolb, President of STII. "For a company to succeed, it needs quality people, innovative ideas and a lot of concentrated effort. SDS has all of these key ingredients."

About Safe Technologies International, Inc.

Safe Technologies International Inc. is a technology solutions company that specializes in providing managed IT services including mission-critical data hosting, disaster recovery and Total Office solutions that are provided on an outsourced, rapidly-deployed, fixed-cost basis to small and medium sized businesses. Our Strategic Data Support ("SDS") brand provides customizable solutions that create significant cost efficiencies, dependable network functionality and complete redundancy through our world-class disaster recovery facilities. Our unwavering Company focus on reliable, scalable and affordable services provides a proven, clear value. SDS is driven to earn client trust by providing superior service embodied in a total commitment to relentless support and uncompromising standards, to differentiate us from our competitors and enable us to gain market share in today's constrained spending environment.  SDS's goal is to help organizations define and execute technology solutions to deliver a simpler, more cost effective solution to meet their unique IT needs. We possess a broad range of skills that equip us to deliver not just any solution, but the right solution. From great ideas to getting things done, SDS helps companies get where they are going.

Forward Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Safe Technologies International, Inc. could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected development, performance or market acceptance associated with our products and services or acceptance or use of our products and services; anticipated operational and financial benefits from our products and services or from further use and development of our products and services; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that benefits from our products and services may not materialize, due to a number of reasons including (i) a failure of the products to attain adequate reliability, quality or compatibility, (ii) changes in technology which adversely affect the benefit of the products, (iii) general economy or technology industry downturns, and (iv) internal strategy decisions that negatively impact the progression or development of the products. Except as required by law, Safe Technologies International, Inc. assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

CONTACT:	Safe Technologies International, Inc.
Richard P. Sawick, CFO
866-469-0110 x227
Fax: 866-603-0111
rsawick@stiicorp.com
1200 North Federal Highway Suite 200
Boca Raton, FL 33432